1 | P a g e 13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com NEWS RELEASE SUMMIT HOTEL PROPERTIES ANNOUNCES MANAGEMENT TRANSITION Austin, Texas, June 12, 2026 --- Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), announced today that Executive Vice President and Chief Financial Officer, William (“Trey”) Conkling will depart the Company effective June 15, 2026 for personal reasons. “Trey has been a valued member of our executive leadership team over the past five years, and we appreciate his many contributions to Summit during his tenure,” said Jonathan Stanner, President and Chief Executive Officer. “On behalf of the Board of Directors and the entire Summit team, I thank Trey for his dedicated service and wish him the very best in his future endeavors,” said Jonathan Stanner, President and Chief Executive Officer. “It has been a pleasure to work at Summit for the past five years and I am proud of all that we have accomplished together. I am grateful for the opportunity to have worked with such a dedicated team and remain committed to supporting an orderly transition. I wish Summit and my colleagues all the best in the future and am confident that the Company is in good hands,” said Mr. Conkling. To support an orderly transition, Mr. Conkling will remain available to the Company in an advisory capacity through September 30, 2026. The Company has engaged a nationally recognized search firm to identify Mr. Conkling’s successor. In the interim, Mr. Stanner will assume the role of principal financial officer of the Company, in addition to continuing as President and Chief Executive Officer. The Company also noted that Mr. Conkling’s departure is not the result of any disagreement with the Company or any matter related to the Company’s operations, policies or practices, including its accounting principles, financial statements or financial disclosures. About Summit Hotel Properties Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging properties with efficient operating models primarily in the Upscale segment of the lodging industry. As of June 12, 2026, the Company’s portfolio consisted of 94 assets, 52 of which are wholly owned, with a total of 14,226 guestrooms located in 24 states. For additional information, please visit the Company’s website, www.shpreit.com, and follow the Company on X at @SummitHotel_INN.

2 | P a g e Contact: Kevin Milota SVP, Corporate Finance Summit Hotel Properties, Inc. (737) 205-5787 Forward Looking Statements This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward- looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.